UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 31, 2015
BLYTH, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-13026 (Commission File Number)	36-2984916 (IRS Employer Identification No.)

One East Weaver Street, Greenwich, Connecticut 06831
(Address of Principal Executive Offices)      (Zip Code)
Registrant’s Telephone Number, including Area Code (203) 661-1926
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.05         Costs Associated With Exit or Disposal Activities.

On March 31, 2015, Blyth, Inc. (the “Company”) informed its employees that it intends to close its corporate headquarters in Greenwich, CT by the end of September 2015, when the current office lease expires, and relocate the corporate headquarters to Plymouth, MA, where the Company will occupy and share the building that is owned by PartyLite (a wholly owned subsidiary of the Company).

The Company estimates that the costs of implementing the relocation of its corporate headquarters, all of which be cash costs, will be up to $2.1 million, consisting of employee severance payments estimated to be up to $0.8 million, employee benefit payments estimated to be up to $0.2 million, retention payments estimated to be up to $0.5 million, recruiting fees estimated to be up to $0.5 million, and outplacement fees estimated to be up to $0.1 million. The Company expects that these costs will be recorded in the second, third and fourth quarters of 2015.  These costs are estimates and the actual costs could vary materially based on a number of factors, including the level of employee terminations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLYTH, INC.

Date: April 6, 2015                        By:     /s/ Michael S. Novins
Name:    Michael S. Novins
Title:     Vice President and General Counsel